Vote

Fri Aug 27 2010

         15:40:59

                                  --------------- % IN FAVOR ----------------

                   % RETURNED       I      II     III      B1      B2      B3

                   ----------     ---     ---     ---     ---     ---     ---

     Frank Value Fund

                        59.49   59.36   59.36   59.42   59.42   59.42   59.42

     Number of cards returned: 30

Shares

                                   YES        ABSTAIN             NO

                                  ------        -------         ------

FRANK VALUE FUND

     Issue 1                 304,292.201        663.748           .000

     Issue 2                 304,292.201        663.748           .000

     Issue 3                 304,292.201        663.748           .000

      Director 1             304,587.949        368.000           .000

      Director 2             304,587.949        368.000           .000

      Director 3             304,587.949        368.000           .000

     Total Returned          304,955.949